Exhibit 5.1

August 11, 2021

OppFi Inc.

130 E. Randolph Street, Suite 3400

Chicago, Illinois 60601

RE: Registration Statement on Form S-1 of OppFi Inc.

Ladies and Gentlemen:

We have acted as counsel to OppFi Inc., formerly known as FG New America Acquisition Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on August 11, 2021 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering for resale, on a delayed or continuous basis, by the selling securityholders named in the Registration Statement, of up to an aggregate of: (A) 4,464,425 shares (the “Class A Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), which consists of (i) an aggregate of 3,443,750 shares of Class A Common Stock that were converted into shares of Class A Common Stock on a one-for-one basis from shares of Class B common stock, par value $0.0001 per share, at the closing (the “Closing”) of the transactions contemplated by that certain Business Combination Agreement, dated as of February 9, 2021 (the “Business Combination Agreement”), by and among the Company, Opportunity Financial, LLC, a Delaware limited liability company (“OppFi”), OppFi Shares, LLC, a Delaware limited liability company, and Todd Schwartz, in his capacity as the representative of the members of OppFi (the “Members”) immediately prior to the Closing, (ii) 462,500 shares of Class A Common Stock that were previously part of 462,500 private placement units (“Private Placement Units”) purchased by FG New America Investors LLC (the “Sponsor”) in connection with the Company’s initial public offering (the “IPO”), (iii) 71,325 shares of Class A Common Stock that were previously part of 118,875 units issued in connection with the IPO (“Underwriter Units”) and (iv) 486,850 shares of Class A common stock held by certain Members; (B) up to 96,500,243 shares of Class A Common Stock (the “Member Shares”) issuable to the Members upon the exchange of Class A units of OppFi (“OppFi Units”); (C) 3,451,964 shares of Class A Common Stock underlying certain warrants (the “Private Placement Warrant Shares”), which consists of (i) 231,250 shares of Class A Common Stock underlying warrants that were previously part of the Private Placement Units (“Private Placement Unit Warrants”), (ii) 59,464 shares of Class A Common Stock underlying warrants that were previously part of the Underwriter Units (“Underwriter Warrants”), (iii) 2,248,750 shares of Class A Common Stock underlying warrants issued in connection with the IPO (the “Founder Warrants”), and (iv) 912,500 shares of Class A Common Stock underlying warrants to purchase Class A Common Stock at $15.00 per share issued in connection with the IPO (the “$15 Exercise Price Warrants” and together with the Private Placement Unit Warrants, the Underwriter Warrants and the Founder Warrants, the “Private Placement Warrants”); and (D) 3,451,964 Private Placement Warrants.

In addition, the Registration Statement covers the issuance by the Company of up to 11,887,500 shares of Class A Common Stock (the “Public Warrant Shares”, together with the Private Placement Warrant Shares, the “Warrant Shares”) that are issuable upon the exercise of 11,887,500 outstanding warrants that were previously issued by the Company in connection with the IPO (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”).

As the basis for the opinion set forth below, we have examined such documents and considered such legal matters as we have deemed necessary and relevant, including: (i) the Second Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”) of the Company that is filed as Exhibit 3.1 to the Registration Statement; (ii) the Amended and Restated Bylaws of the Company that are filed as Exhibit 3.2 to the Registration Statement; (iii) the Registration Statement; (iv) the Form of Warrant Certificate that is filed as Exhibit 4.1 to the Registration Statement; (v) the Investor Rights Agreement, dated as of July 20, 2021, by and among the Company, the Members and certain other parties thereto that is filed as Exhibit 10.2 to the Registration Statement; (vi) the Warrant Agreement, dated September 29, 2020, by and between the Company and Continental Stock Transfer & Trust Company that is filed as Exhibit 4.2 to the Registration Statement; (viii) the Business Combination Agreement that is filed as Exhibit 2.1 to the Registration Statement; (ix) the Underwriting Agreement, dated September 29, 2020, by and among the Company and the underwriters in the IPO that is filed as exhibit 10.55 to the Registration Statement, (x) the Private Placement Units Purchase Agreement, dated September 29, 2020, by and between the Company and the Sponsor, that is filed as exhibit 10.58 to the Registration Statement; (xi) the Founder Warrants Purchase Agreement, dated September 29, 2020, by and between the Company and the Sponsor, that is filed as exhibit 10.56 to the Registration Statement; (xii) the $15 Exercise Price Warrants Purchase Agreement, dated September 29, 2020, by and between the Company and the Sponsor, that is filed as exhibit 10.57 to the Registration Statement; (xiii) the Third Amended and Restated Limited Liability Company Agreement of Opportunity Financial, LLC, dated July 20, 2021, by and among OppFi, the Company and the Members (the “OppFi A&R LLCA”) that is filed as Exhibit 10.3 to the Registration Statement; and (xiv) such minutes of meetings, consents, books, records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. With respect to such examination, without independent investigation or verification of any kind, we have assumed the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company. We have further assumed that each of the documents identified in clauses (i) through (xiv) above has been or will be entered into, adopted or filed as appropriate. For purposes of opinion (iii) below, we have assumed that when the Warrant Shares and Member Shares are issued, an adequate number of authorized and unissued shares of Class A Common Stock will be available for issuance under the Amended and Restated Charter, as then in effect.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Class A Shares are duly authorized, validly issued, fully paid and non-assessable; (ii) the Warrants constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and (iii) the Member Shares, when issued and delivered in exchange for the OppFi Units as set forth in the OppFi A&R LLCA, and the Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We are opining solely as to the General Corporation Law of the State of Delaware and, as to the Warrants constituting legally binding obligations of the Company, solely as to the laws of the State of New York. Our opinions are based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Class A Common Stock and the Warrants appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and in any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)